UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2005

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On January 1, 2006, the Company entered into one year employment agreements with three executive officers, Matthew L. Schissler, Sandra D. Smith and Noah J. Anderson. Pursuant to the employment agreement with Matthew L. Schissler, Mr. Schissler serves as Chairman and Chief Executive Officer of the Company at an annual salary of $150,000 through December 31, 2006. The agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. The Company may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation determined as of the date of such Termination Notice through the remaining term of the Agreement. The agreement is attached hereto as Exhibit 10.55.

Pursuant to the employment agreement with Sandra Smith, Ms. Smith will serve as Chief Financial Officer of the Company at an annual salary of $108,000 through December 31, 2006. The agreement entitles Ms. Smith to receive a quarterly performance bonus of up to $5,500.00 as well as certain other benefits. Ms. Smith is subject to non-competition and confidentiality requirements. The Company may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation for 90 days determined as of the date of such Termination Notice Agreement. The agreement is attached hereto as Exhibit 10.56.

Pursuant to the employment agreement with Noah J. Anderson, Mr. Anderson will serve as Chief Technology Officer of the Company and President of Family Marketing, Inc. at an annual salary of $108,000 through December 31, 2006. The agreement entitles Mr. Anderson to receive a quarterly performance bonus of up to 10% of Gross Profit of Family Marketing, a year-end bonus of up to 10% of Net Income of Family Marketing as well as certain other benefits. Mr. Anderson is subject to non-competition and confidentiality requirements. The Company may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, the Company shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation for 90 days determined as of the date of such Termination Notice Agreement. The agreement is attached hereto as Exhibit 10.57.

On January 1, 2005, the Company entered into a one year consulting agreement with Stephanie Schissler, the Company’s former President and Chief Operating Officer. The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a second year, unless a 60 day written notice of cancellation is provided by either the Company or Ms. Schissler. The consulting agreement and related stock options agreements are attached hereto as Exhibit 10.58 and 10.59, respectively.

ITEM 1.02

Termination of a Material Definitive Agreement

On December 31, 2005, the employment agreement, dated April 29, 2004, between the Company and its Chairman and Chief Executive Officer, Matthew L. Schissler, was terminated effective close of business December 31, 2005. The agreement attached hereto as Exhibit 10.55 supersedes the terminated agreement.

On December 31, 2005, the employment agreement, dated July 13, 2005, between the Company and its Chief Financial Officer, Sandra D. Smith, was terminated effective close of business December 31, 2005. The agreement attached hereto as Exhibit 10.56 supersedes the terminated agreement.

On December 31, 2005, the employment agreement, dated July 13, 2005, between the Company and its Chief Technology Officer, Noah J. Anderson, was terminated effective close of business December 31, 2005. The agreement attached hereto as Exhibit 10.57 supersedes the terminated agreement.

On December 31, 2005, the employment agreement between the Company and its former President and Chief Operating Officer, Stephanie Schissler, was terminated effective close of business December 31, 2005. Ms. Schissler will act as a consultant to the Company as described above, pursuant to the consulting agreement and related stock options agreements attached hereto as Exhibit 10.58 and 10.59, respectively.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 31, 2005, the Company’s President and Chief Operating Officer, Stephanie Schissler resigned effective close of business December 31, 2005. Ms. Schissler will act as a consultant to the Company as described above, pursuant to the consulting agreement and related stock options agreements attached hereto as Exhibit 10.58 and 10.59, respectively.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.55

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler

10.56

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Sandra D. Smith

10.57

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Noah J. Anderson

10.58

Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler

10.59

Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH
Sandra D. Smith,
Chief Financial Officer

Date:  January 6, 2005

Exhibit Index

Exhibit

10.55

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler

10.56

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Sandra D. Smith

10.57

Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Noah J. Anderson

10.58

Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler

10.59

Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler